Exhibit 1.1
$300,000,000
CMS ENERGY CORPORATION
6.25% Senior Notes due 2020

Underwriting Agreement
January 11, 2010
To the Representatives named in Schedule I hereto
   of the Underwriters named in Schedule II hereto
Ladies and Gentlemen:
     CMS Energy Corporation, a Michigan corporation (the “Company”), proposes to issue and sell to the several Underwriters (as defined in Section 12 hereof) an aggregate of $300,000,000 in principal amount of its 6.25% Senior Notes due 2020 (the “Securities”), subject to the terms and conditions set forth herein. The Underwriters have designated the Representatives (as defined in Section 12 hereof) to execute this Agreement on their behalf and to act for them in the manner provided in this Agreement. The Securities are to be issued pursuant to the provisions of the Indenture dated as of September 15, 1992 between the Company and The Bank of New York Mellon (ultimate successor to NBD Bank, National Association), as trustee (the “Trustee”), as supplemented and amended by various supplemental indentures and as to be supplemented by the Twenty-Fourth Supplemental Indenture, to be dated as of January 14, 2010 (the “Supplemental Indenture”), establishing the terms of the Securities (as so supplemented, the “Indenture”).
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), a registration statement on Form S-3 (Registration No. 333-153353), including a prospectus relating to the Securities, and such registration statement has become effective under the Act. The registration statement, at the time it became effective or, if any post-effective amendment thereto has been filed with the Commission, at the time the most recent post-effective amendment thereto became effective, and as it may have been thereafter amended to the date of this Agreement (including the documents then incorporated by reference therein), is herein referred to as the “Registration Statement”. The Registration Statement at the time it originally became effective is referred to hereinafter as the “Original Registration Statement”. If the Company has filed, or will file, an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Act (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. The prospectus forming a part of the Registration Statement at the time the Registration Statement became effective (including the documents then incorporated by reference therein) is herein referred to as the “Basic Prospectus”; provided, that, in the event that the Basic Prospectus shall have been amended or revised prior to the execution of this Agreement, or if the Company shall have supplemented the Basic Prospectus by filing any documents pursuant to Section 13, 14 or 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the time the Registration Statement became effective and prior to the execution of this Agreement, which documents are deemed to be incorporated in the Basic Prospectus, the term “Basic Prospectus” shall also mean such prospectus as so amended, revised or supplemented. The Basic Prospectus, as amended and supplemented immediately prior to the time when sales of the Securities were first made or such other time as agreed by the Company and the Representatives (the “Time of Sale”), is hereinafter referred to, together with any issuer free writing prospectus (as defined in Rule 433 under the Act) relating to the Securities (each, an “Issuer Free Writing Prospectus”) and other documents listed in Schedule III hereto under the heading “Information Constituting Part of the Time of Sale Prospectus”, as the “Time of Sale Prospectus”. The Basic Prospectus, as amended and supplemented immediately prior to the Time of Sale, is hereinafter referred to as the “Preliminary Prospectus”. The Basic Prospectus, as it shall be revised or supplemented to reflect the final terms of the offering and sale of the Securities by a prospectus supplement relating to the Securities, and in the form to be filed with the Commission pursuant to Rule 424 under the Act, is hereinafter referred to as the “Prospectus”. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to include amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be, including any post-effective amendment to the Registration Statement and any prospectus supplement forming a part of the Prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act, and documents incorporated by reference therein or deemed to be a part of and included therein, after the date of this Agreement and prior to the termination of the offering of the Securities by the Underwriters.
          1. Purchase and Sale. Upon the basis of the representations, warranties and covenants and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters, severally and not jointly, and the respective Underwriters, severally and not jointly, agree to purchase from the Company, at the purchase price specified in Schedule II hereto (the “Purchase Price”), the respective principal amounts of Securities set opposite their names in Schedule II hereto. The Underwriters will offer the Securities to purchasers initially at a price equal to 99.436% of the principal amount thereof. Such price may be changed at any time without notice.
          2. Payment and Delivery. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, through the facilities of The Depository Trust Company (“DTC”), certificates for the Securities at the Time of Purchase (as defined below), against the irrevocable release of a wire transfer of immediately available funds to the order of the Company for the amount of the Purchase Price therefor plus accrued interest, if any, to the Time of Purchase, with any transfer taxes payable in connection with such delivery of Securities duly paid by the Company. The certificates for the Securities shall be definitive global certificates in book-entry form for clearance through DTC. Delivery of certificates for the Securities shall be made at the offices of Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”), 1540 Broadway, New York, New York 10036-4039 (or such other place or places of delivery as shall be agreed upon by the Company and the Representatives) at 10:00 a.m., New York City time, on January 14, 2010 (or such other time and date as the Company and the Representatives shall agree), unless postponed in accordance with the provisions of Section 8 hereof. The day and time at which payment and delivery for the Securities are to be made is herein called the “Time of Purchase”.
          3. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties and other statements of the Company made herein at the Time of Sale and at and as of the Time of Purchase on the part of the Company, to the performance by the Company of all of its obligations hereunder theretofore to be performed and to the following other conditions.
          (a) That all legal proceedings to be taken in connection with the issue and sale of the Securities shall be reasonably satisfactory in form and substance to Pillsbury, counsel to the Underwriters.
          (b) That, at the Time of Purchase, the Underwriters shall be furnished with the following opinions and letter, as the case may be, dated the day of the Time of Purchase:
               (i) opinion of Shelley J. Ruckman, Esq., Assistant General Counsel of the Company, substantially to the effect set forth in Exhibit A attached hereto;
               (ii) letter of Sidley Austin LLP, special counsel to the Company, substantially to the effect set forth in Exhibit B attached hereto; and
               (iii) opinion of Pillsbury, counsel to the Underwriters, as to such matters relating to the Securities and the transactions contemplated hereby as the Underwriters may reasonably request.
          (c) That, on the date hereof and on the date of the Time of Purchase, the Representatives shall have received a letter from PricewaterhouseCoopers LLP in form and substance satisfactory to the Underwriters, dated such date, (i) confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Act, the applicable published rules and regulations of the Commission thereunder and the applicable published rules and regulations of the Public Company Accounting Oversight Board, (ii) stating that in their opinion the financial statements examined by them and incorporated by reference in the Preliminary Prospectus and the Prospectus complied as to form in all material respects with the applicable accounting requirements of the Commission, including the applicable published rules and regulations of the Commission, and (iii) covering, as of a date not more than five days prior to the date of each such letter, such other matters as the Underwriters reasonably request.
          (d) That, subsequent to the Time of Sale or, if earlier, the dates as of which information is given in the Time of Sale Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change specified in the letter or letters referred to in Section 3(c) hereof or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, except as referred to in or contemplated in the Time of Sale Prospectus (exclusive of any such amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the

Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Time of Sale Prospectus (exclusive of any such amendment or supplement thereto).
          (e) That no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form.
          (f) That, at the Time of Purchase, the Company shall have delivered to the Representatives a certificate of an executive officer of the Company to the effect that, to the best of his or her knowledge, information and belief, (i) there shall have been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole from that set forth in the Time of Sale Prospectus (other than changes referred to in or contemplated by the Time of Sale Prospectus) and (ii) the representations and warranties of the Company in this Agreement are true and correct on and as of the Time of Purchase with the same effect as if made at the Time of Purchase, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Time of Purchase.
          (g) That the Company shall have furnished the Representatives signed counterparts of the Supplemental Indenture.
          (h) That the Company shall have performed such of its obligations under this Agreement as are to be performed at or before the Time of Purchase by the terms hereof.
          (i) That the Company shall have complied with the provisions of Section 4(e) hereof with respect to the furnishing of the Time of Sale Prospectus and the Prospectus.
          (j) That, at the Time of Purchase, the Securities shall be rated at least BB+ by Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. (“S&P”), Ba1 by Moody’s Investors Service, Inc. (“Moody’s”) and BB+ by Fitch, Inc. (“Fitch”), and the Company shall have delivered to the Representatives a letter, dated on or prior to the Time of Purchase, from each such rating agency, or other evidence reasonably satisfactory to the Representatives, confirming that the Securities have been assigned such ratings; and, between the date hereof and the Time of Purchase, there shall have been no downgrading or withdrawal of any investment ratings of the Securities, securities of Consumers Energy Company or other securities of the Company by any nationally recognized statistical rating agency (as such term is defined for purposes of Rule 436(g)(2) under the Act), and no such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, any such rating.
          (k) That any filing of the Preliminary Prospectus and the Prospectus and any supplements thereto required pursuant to Rule 424 under the Act shall have been made in compliance with and in the time periods provided by Rule 424 under the Act and that the Final Term Sheet (as defined in Section 4(v) hereof) and any other material required to be filed by the

Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 164 and Rule 433 under the Act.
          (l) That, at the Time of Purchase, the Securities shall be eligible for clearance and settlement through DTC.
          (m) That the Company shall have paid the applicable filing fees to the Commission relating to the Securities within the time required by Rule 456(b)(1) under the Act (without regard to the proviso thereof).
          (n) That any additional documents or agreements reasonably requested by the Underwriters or their counsel to permit the Underwriters to perform their obligations or permit their counsel to deliver opinions hereunder shall have been provided to them.
          4. Certain Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows.
          (a) To promptly transmit copies of the Preliminary Prospectus and the Prospectus, and any amendments or supplements thereto, to the Commission for filing pursuant to Rule 424 under the Act.
          (b) During the period when a prospectus relating to any of the Securities (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act by any Underwriter or any dealer, to file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; to promptly file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; and to promptly notify the Underwriters of any written notice given to the Company by any of the rating agencies referred to in Section 3(j) hereof of any intended downgrade in or withdrawal of any rating of any securities of the Company or Consumers Energy Company or of any other intended change in any such rating that does not indicate the direction of the possible change of such rating.
          (c) To deliver to each of the Representatives a conformed copy of the Registration Statement and any amendments thereto (including all exhibits thereto) and full and complete sets of all comments, if any, of the Commission or its staff and all responses thereto with respect to the Registration Statement and any amendments thereto and to furnish to the Representatives, for each of the Underwriters, conformed copies of the Registration Statement and any amendments thereto without exhibits.
          (d) As soon as the Company is advised thereof, to advise the Representatives and confirm the advice in writing of: (i) the effectiveness of any amendment to the Registration Statement (and the Company agrees to use its best efforts to cause any post-effective amendments to the Registration Statement to become effective as promptly as possible); (ii) any request made by the Commission for amendments to the Registration Statement, Time of Sale Prospectus or Prospectus or for additional information with respect thereto; (iii) the suspension of qualification or suspension of exemption from qualification of the Securities for offering or sale under blue sky or state securities laws or the initiation or threat or any proceedings for that purpose; and (iv) the entry of a stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose (and the Company agrees to use every reasonable effort to prevent the issuance of any such suspension or stop order and, if such a suspension or stop order should be entered, to use every reasonable effort to obtain the lifting or removal thereof at the earliest possible time).
          (e) To deliver to the Underwriters, without charge, as soon as practicable, and from time to time during such period of time after the date of the Preliminary Prospectus or the Prospectus, as the case may be, as they are required by law to deliver a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act), as many copies of the Preliminary Prospectus, the Prospectus or any other Issuer Free Writing Prospectus, as the case may be (as supplemented or amended if the Company shall have made any supplements or amendments thereto), as the Representatives may reasonably request; and, in case any Underwriter is required to deliver a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) after the expiration of nine months after the date of the Preliminary Prospectus or the Prospectus, as the case may be, to furnish to the Representatives, upon request, at the expense of such Underwriter, a reasonable quantity of a supplemental prospectus or of supplements to the Preliminary Prospectus or the Prospectus, as the case may be, complying with Section 10(a)(3) of the Act.
          (f) For such period of time as the Underwriters are required by law or customary practice to deliver a prospectus in respect of the Securities (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act), if any event shall have occurred as a result of which it is necessary to amend or supplement the Time of Sale Prospectus or the Prospectus in order to make the statements therein, in the light of the circumstances when the Time of Sale Prospectus or the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act), as the case may be, is delivered to a purchaser, not misleading, or if it becomes necessary to amend or supplement the Registration Statement or amend the Time of Sale Prospectus or the Prospectus to comply with law, including in connection with the use or delivery of the Prospectus, to forthwith prepare and file with the Commission (subject to Section 4(m) hereof) an appropriate amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Prospectus, as the case may be, and deliver to the Underwriters, without charge, such number of copies thereof as may be reasonably requested, and use its best efforts to have any necessary amendment to the Registration Statement declared effective as soon as practicable to avoid any disruption in use of the Prospectus.
          (g) During the period when a prospectus relating to any of the Securities (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act by any Underwriter or any dealer, to comply, at the Company’s own expense, with all requirements imposed on the Company by the Act, as now and hereafter amended, and by the rules and regulations of the Commission thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealing in the Securities during such period in accordance with the provisions hereof and as contemplated by the Time of Sale Prospectus.
          (h) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act and to make no further amendment or supplement to such form of prospectus that shall be reasonably objected to by the Representatives promptly after reasonable notice thereof.
          (i) To make generally available to the Company’s security holders, as soon as practicable, an “earning statement” (which need not be audited by independent public accountants) covering a 12-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, that shall comply in all material respects with and satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.
          (j) To use its best efforts to qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may designate and to pay (or cause to be paid), or reimburse (or cause to be reimbursed) the Underwriters and their counsel for, reasonable filing fees and expenses in connection therewith (including the reasonable fees and disbursements of counsel to the Underwriters and filing fees and expenses paid and incurred prior to the date hereof); provided, however, that the Company shall not be required to qualify to do business as a foreign corporation or as a securities dealer, file a general consent to service of process, file annual reports or comply with any other requirements deemed by the Company to be unduly burdensome.
          (k) To pay all expenses, fees and taxes (other than transfer taxes on sales by the respective Underwriters) in connection with the issuance and delivery of the Securities, including, without limitation, (i) the fees and expenses of the Company’s counsel and independent accountants, (ii) the cost of preparing any certificates representing the Securities, (iii) the costs and charges of any transfer agent and any registrar, (iv) the cost of printing and delivery (electronic or otherwise) to the Underwriters of copies of any Permitted Free Writing Prospectus (as defined in Section 6(a) hereof), (v) all expenses incurred by the Company in connection with any “road show” presentation to potential investors and (vi) any costs and expenses associated with the reforming of any contracts for any sale of the Securities made by any Underwriter caused by a breach of the representations and warranties contained in the third or fourth sentence of Section 5(a) hereof, except that the Company shall be required to pay the fees and disbursements (other than fees and disbursements referred to in Section 4(j) hereof) of Pillsbury, counsel to the Underwriters, only in the events provided in Section 4(l) hereof, the Underwriters hereby agreeing to pay such fees and disbursements in any other event, and that, except as provided in Section 4(l) hereof, the Company shall not be responsible for any out-of-pocket expenses of the Underwriters in connection with their services hereunder.
          (l) If the Underwriters shall not take up and pay for the Securities (i) due to the failure of the Company to comply with any of the conditions specified in Section 3 hereof, to pay the reasonable fees and disbursements of Pillsbury, counsel to the Underwriters, and to reimburse the Underwriters for their other reasonable out-of-pocket expenses not to exceed a total of $10,000, incurred in connection with the financing contemplated by this Agreement, such amounts including all amounts incurred in connection with any roadshow, provided that such amounts are documented in writing to the Company, or (ii) due to termination in accordance with the provisions of Section 9 hereof prior to the Time of Purchase, to pay the reasonable fees and disbursements of Pillsbury, counsel to the Underwriters.

          (m) Prior to the termination of the offering of the Securities, to not amend or supplement the Registration Statement, Time of Sale Prospectus or Prospectus (including the Basic Prospectus) unless the Company has furnished the Representatives and counsel to the Underwriters with a copy for their review and comment a reasonable time prior to filing and has reasonably considered any comments of the Representatives, and not to make any such amendment or supplement to which such counsel shall reasonably object on legal grounds in writing after consultation with the Representatives.
          (n) To furnish the Representatives with copies of all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the time the Registration Statement becomes effective and prior to the termination of the offering of the Securities.
          (o) So long as may be required by law for distribution of the Securities by the Underwriters or by any dealers that participate in the distribution thereof, to comply with all requirements under the Exchange Act relating to the timely filing with the Commission of its reports pursuant to Section 13 or 15(d) of the Exchange Act and of its proxy statements pursuant to Section 14 of the Exchange Act.
          (p) Without the prior written consent of the Representatives, not to offer, sell, contract to sell or otherwise issue debt securities substantially similar to the Securities for a period from the date hereof until the Time of Purchase.
          (q) To not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
          (r) To cause the proceeds of the issuance and sale of the Securities to be applied for the purposes described in the Time of Sale Prospectus and the Prospectus.
          (s) To obtain the approval of DTC for “book-entry” transfer of the Securities, and to comply in all material respects with all of its agreements set forth in the representation letter or letters of the Company to DTC relating to the approval of the Securities by DTC for “book-entry” transfer.
          (t) To not voluntarily claim, and actively resist any attempts to claim, the benefit of any usury laws against the holders of any Securities.
          (u) To take all reasonable action necessary to enable S&P, Moody’s and Fitch to provide their respective credit ratings of the Securities.
          (v) That any Underwriter may distribute to investors a free writing prospectus (as defined in Rule 405 under the Act) that contains the final terms of the Securities in the form set forth in Annex A to Schedule III hereto (the “Final Term Sheet”), and to file such free writing prospectus in accordance with Rule 433(d) under the Act.

          (w) If the third anniversary of the initial effective date of the Registration Statement occurs before all of the Securities have been sold by the Underwriters, prior to such third anniversary, to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references in this Section 4(x) to the Registration Statement shall include such new registration statement declared effective by the Commission or otherwise deemed to have become effective upon filing.
          (x) If, at any time when Securities remain unsold by the Underwriters, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, to (i) promptly notify the Representatives thereof, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to the Representatives, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness.
          5. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters as of the Time of Sale and the Time of Purchase as follows.
          (a) The Company meets the requirements for the use of Form S-3 under the Act; the Registration Statement has been declared effective by the Commission under the Act, meets the requirements set forth in paragraph (a)(1)(ix) or (a)(1)(x) of Rule 415 under the Act and complies in all other respects with Rule 415 under the Act; a true and correct copy of the Registration Statement as amended to the date hereof has been delivered to each of the Representatives and to the Representatives for each of the other Underwriters (except that copies delivered for the other Underwriters excluded exhibits to such Registration Statement); any filing of the Preliminary Prospectus pursuant to Rule 424 under the Act has been made, and any filing of the Prospectus and any supplements thereto required pursuant to Rule 424 under the Act will be made in the manner and within the time period required by Rule 424 under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Act and no proceedings for such purposes have been instituted or, to the knowledge of the Company, threatened or are pending before the Commission, and any request on the part of the Commission for additional information has been complied with by the Company; and no order preventing or suspending the use of any Issuer Free Writing Prospectus has been issued by the Commission. (1) At the respective times that the Registration Statement and each amendment thereto became effective and at the Time of Sale (which the Representatives have informed the Company is a time that is the earlier of (x) the date on which the Prospectus was first used and (y) the date and time of the first contract of sale of the Securities) (the “Applicable Effective Time”), the Registration Statement and the Basic Prospectus complied, (2) at the Time of Sale the Time of Sale Prospectus complied, and (3) on its issue date the Prospectus will comply, in each case in all material respects with the applicable provisions of the Act and the related rules and regulations of the Commission. (A) At the respective times that the Registration Statement and each amendment thereto became effective and at the Applicable Effective Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Basic Prospectus, as of its issue date, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) the Time of Sale Prospectus, as of the Time of Sale, does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (D) the Prospectus, on its issue date and, as amended or supplemented, if applicable, as of the Time of Purchase, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that the Company makes no representation or warranty to any Underwriter with respect to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company through the Representatives on behalf of any Underwriter expressly for use therein (as set forth in Section 7(b) hereof). Each document listed in Schedule III hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus.
          (b) The documents incorporated by reference in the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus, when they were filed with the Commission (or, if an amendment with respect to any such document was filed, when such amendment was filed with the Commission), conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and any further documents so filed and incorporated by reference will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder; and none of such documents, when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. No such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date hereof other than as expressly set forth in the Prospectus. The Company has given the Representatives notice of any filings made within 48 hours prior to the Time of Sale pursuant to the Exchange Act and the rules and regulations of the Commission promulgated thereunder.
          (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan and has all requisite authority to own or lease its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus and to consummate the transactions contemplated hereby, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Time of Sale Prospectus and the Prospectus or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).
          (d) Each significant subsidiary (as defined in Rule 405 under the Act, and hereinafter called a “Significant Subsidiary”) of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite authority to own or lease its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Time of Sale Prospectus and the Prospectus or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.
          (e) The Securities are in the form contemplated by the Indenture and have been duly authorized by the Company. At the Time of Purchase, the Securities will have been duly executed and delivered by the Company and, when authenticated by the Trustee in the manner provided for in the Indenture and delivered against payment therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and will be entitled to the benefits afforded by the Indenture equally and ratably with all securities outstanding thereunder. The Securities will conform in all material respects to the descriptions thereof in the Time of Sale Prospectus and the Prospectus and such descriptions conform in all material respects to the rights set forth in the instruments defining the same. The Company knows of no reason that any holder of the Securities would be subject to personal liability solely by reason of being such a holder; and the issuance of the Securities is not subject to any preemptive or other similar rights of any securityholder of the Company or any of its subsidiaries.
          (f) The Indenture has been duly authorized by the Company. At the Time of Purchase, the Indenture will have been duly executed and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); the Indenture conforms in all material respects to the descriptions thereof in the Time of Sale Prospectus and the Prospectus; the Indenture conforms to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); and the Indenture is qualified under the Trust Indenture Act.
          (g) This Agreement has been duly authorized, executed and delivered by the Company, and the Company has full corporate power and authority to enter into this Agreement.
          (h) Except for the outstanding shares of preferred stock of Consumers Energy Company and the 7.75% Convertible Quarterly Income Preferred Securities of CMS Energy Trust I, all of the outstanding capital stock of each of Consumers Energy Company and CMS

Enterprises Company is owned directly or indirectly by the Company, free and clear of any security interest, claim, lien or other encumbrance (except as disclosed in the Time of Sale Prospectus) or preemptive rights, and there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of Consumers Energy Company and CMS Enterprises Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options.
          (i) Each of the Company and Consumers Energy Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain, declare or file the foregoing would not have a Material Adverse Effect.
          (j) No order, license, consent, authorization or approval of, exemption by, giving of notice to, or registration with, any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, and no filing, recording, publication or registration in any public office or any other place, was or is now required to be obtained by the Company to authorize its execution or delivery of, or the performance of its obligations under, this Agreement, the Indenture or the Securities, except such as have been obtained or may be required under state securities or blue sky laws or as referred to in the Time of Sale Prospectus.
          (k) None of the issuance or sale of the Securities, or the execution or delivery by the Company of, or the performance by the Company of its obligations under, this Agreement, the Indenture or the Securities, did or will conflict with, result in a breach of any of the terms or provisions of, or constitute a default or require the consent of any party under, the Company’s Restated Articles of Incorporation or Amended and Restated Bylaws, any material agreement or instrument to which it is a party, any existing applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties or assets, or did or will result in the creation or imposition of any lien on the Company’s properties or assets.
          (l) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.
          (m) Except as disclosed in the Time of Sale Prospectus, there is no action, suit, proceeding, inquiry or investigation (at law or in equity or otherwise) pending or, to the knowledge of the Company, threatened against the Company or any Significant Subsidiary of the Company by any governmental authority that (i) questions the validity, enforceability or performance of this Agreement, the Indenture or the Securities or (ii) if determined adversely, is likely to have a Material Adverse Effect or materially adversely affect the ability of the

Company to perform its obligations hereunder or the consummation of the transactions contemplated by this Agreement.
          (n) There has not been any material and adverse change, or any development involving a prospective material and adverse change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Significant Subsidiaries, taken as a whole, from that set forth or incorporated by reference in the Time of Sale Prospectus (other than changes referred to in or contemplated by the Time of Sale Prospectus).
          (o) Except as set forth in the Time of Sale Prospectus, no event or condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute, a default or any breach or failure to perform by the Company or any of its Significant Subsidiaries, taken as a whole, in any material respect under any indenture, mortgage, loan agreement, lease or other material agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its respective properties may be bound.
          (p) The Company, after giving effect to the offering and sale of the Securities, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          (q) The Company’s chief executive officer and chief financial officer are responsible for establishing and maintaining the Company’s disclosure controls and procedures. The Company’s management, under the direction of the Company’s principal executive and financial officers, has evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days of the filing of the Company’s most recent annual report on Form 10-K. Based on such evaluation, the Company’s chief executive officer and chief financial officer have concluded that the Company’s disclosure controls and procedures are effective to ensure that material information was presented to them and properly disclosed. There have been no significant changes in the Company’s internal controls or in other factors that could significantly affect internal controls subsequent to such evaluation.
          (r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weakness in its internal controls over financial reporting.
          (s) Except as described in the Time of Sale Prospectus and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
          (t) The financial statements and the related notes thereto of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act and the rules and regulations of the Commission thereunder, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis substantially consistent throughout the periods covered thereby, except where an exception thereto has been adequately described therein, and the supporting schedules incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein; the other financial information incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries, or, in the case of data not derivable from the accounting records of the Company and its consolidated subsidiaries, other data in the possession of the Company and its consolidated subsidiaries, and presents fairly the information shown thereby; and any pro forma financial information and the related notes thereto incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying any such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
          (u) At the latest of the time (i) of filing the Original Registration Statement, (ii) of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption provided by Rule 163 under the Act, and at the date hereof, the Company was and is a well-known seasoned issuer (as defined in Rule 405 under the Act), including not having been and not being an ineligible issuer (as defined in Rule 405 under the Act). At the date hereof, the time of filing of the Original Registration Statement and the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not and is not an ineligible issuer (as defined in Rule 405 under the Act), without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer (as defined in Rule 405 under the Act).
          (v) The Registration Statement is an automatic shelf registration statement (as defined for purposes of this Section 5(v) in Rule 405 under the Act) and initially became effective not earlier than the date that is three years prior to the Time of Purchase. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form, and the Securities have been and remain eligible for registration by the Company on an automatic shelf registration statement form.
          6. Free Writing Prospectuses.
          (a) The Company represents, warrants, covenants and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus (as defined in Rule 405 under the Act), other than the Final Term Sheet. Each Underwriter represents, warrants, covenants and agrees, severally and not jointly, that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a free writing prospectus (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act, other than the Final Term Sheet; provided, that the prior consent of the parties hereto shall be deemed to have been given in respect of any free writing prospectus (as defined in Rule 405 under the Act) included in Schedule III hereto. Each Underwriter further covenants and agrees that it will not (and will not permit anyone on its behalf to) use or refer to any free writing prospectus (as defined in Rule 405 under the Act) used or referenced by such Underwriter in a manner reasonably designed to lead to its broad unrestricted dissemination; provided, that such covenant and agreement shall not apply to any such free writing prospectus identified in Schedule III hereto or any such free writing prospectus prepared, authorized or approved by the Company for broad unrestricted dissemination. Any such free writing prospectus, the use of which has been consented to by the Company and the Representatives (including those listed on Schedule III hereto), is hereinafter referred to as a “Permitted Free Writing Prospectus”. For the purposes of clarity, nothing in this Section 6(a) shall restrict the Company from making any filings required in order to comply with its reporting obligations under the Exchange Act or the rules and regulations of the Commission promulgated thereunder.
          (b) The Company represents and warrants that it has treated or covenants and agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus (as defined in Rule 433 under the Act) and has complied and will comply with the requirements of Rule 164 and Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including, without limitation, timely Commission filing where required, legending and record keeping.
          (c) The Company covenants and agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would (i) conflict with the information in the Registration Statement, the Time of Sale Prospectus or the Prospectus or (ii) when read together with the other information that is part of the Time of Sale Prospectus, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission.
          7. Indemnification.
          (a) The Company agrees, to the extent permitted by law, to indemnify and hold harmless each of the Underwriters, and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and to reimburse the Underwriters and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any action, suit or proceeding (including governmental investigations) as provided in Section 7(c) hereof, insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus (if used prior to the date of the Prospectus), the Time of Sale Prospectus or the Prospectus, or, if the Prospectus shall be amended or supplemented, in the Prospectus as so amended or supplemented (if such Prospectus or such Prospectus as amended or supplemented is used after the period of time referred to in Section 4(e) hereof, it shall contain or be used with such amendments or supplements as the Company deems necessary to comply with Section 10(a) of the Act), the information contained in the Final Term Sheet, any Issuer Free Writing Prospectus or any issuer information (within the meaning of Rule 433 under the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission that was made in such Registration Statement, Basic Prospectus, Time of Sale Prospectus or Prospectus, or in the Prospectus as so amended or supplemented, any Issuer Free Writing Prospectus or any issuer information (within the meaning of Rule 433 under the Act) filed or required to be filed pursuant to Rule 433(d) under the Act in reliance upon and in conformity with information furnished in writing to the Company through the Representatives on behalf of any Underwriter expressly for use therein.

          The Company’s indemnity agreement contained in this Section 7(a), and the covenants, representations and warranties of the Company contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Securities hereunder, and the indemnity agreement contained in this Section 7 shall survive any termination of this Agreement. The liabilities of the Company in this Section 7(a) are in addition to any other liabilities of the Company under this Agreement or otherwise.
          (b) Each Underwriter agrees, severally and not jointly, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company, its directors and such of its officers as shall have signed the Registration Statement, each other Underwriter and each person, if any, who controls the Company or any such other Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 7(a) hereof, but only with respect to alleged untrue statements or omissions made in the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, the Prospectus, as amended or supplemented (if applicable), or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company through the Representatives on behalf of such Underwriter expressly for use therein.
          The indemnity agreement on the part of each Underwriter contained in this Section 7(b) and the covenants, representations and warranties of such Underwriter contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any other person, and shall survive the delivery of and payment for the Securities hereunder, and the indemnity agreement contained in this Section 7 shall survive any termination of this Agreement. The liabilities of each Underwriter in this Section 7(b) are in addition to any other liabilities of such Underwriter under this Agreement or otherwise. The Company acknowledges that the third, sixth, seventh, eighth and ninth paragraphs under the heading “Underwriting” in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, the Prospectus and any Issuer Free Writing Prospectus, as the case may be.
          (c) If a claim is made or an action, suit or proceeding (including governmental investigation) is commenced or threatened against any person as to which indemnity may be sought under Section 7(a) hereof or Section 7(b) hereof, such person (the “Indemnified Person”) shall notify the person against whom such indemnity may be sought (the “Indemnifying Person”) promptly after any assertion of such claim, promptly after any threat is made to institute an action, suit or proceeding or, if such an action, suit or proceeding is commenced against such Indemnified Person, promptly after such Indemnified Person shall have been served with a summons or other first legal process, giving information as to the nature and basis of the claim. Failure to so notify the Indemnifying Person shall not, however, relieve the Indemnifying Person from any liability that it may have on account of the indemnity under Section 7(a) hereof or Section 7(b) hereof if the Indemnifying Person has not been prejudiced in any material respect by such failure. Subject to the immediately succeeding sentence, the Indemnifying Person shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses, with such counsel being designated, subject to the immediately succeeding sentence, in writing by the Representatives in the case of parties indemnified pursuant to Section 7(b) hereof and by the Company in the case of parties indemnified pursuant to Section 7(a) hereof. Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include (x) the Indemnifying Person and (y) the Indemnified Person and, in the written opinion of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel (including disbursements) for such Indemnified Person shall be reimbursed by the Indemnifying Person to the Indemnified Person. If there is a conflict as described in clause (ii) above, and the Indemnified Person(s) have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the Indemnifying Person and the Indemnified Person(s), or any of them, are found to be solely liable, such Indemnified Person(s) shall repay to the Indemnifying Person such fees and expenses of such separate counsel as the Indemnifying Person shall have reimbursed. It is understood that the Indemnifying Person shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the Indemnified Person(s) are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-pocket expenses of more than one separate firm (together with not more than one appropriate local counsel) for all such Indemnified Persons. Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the Indemnified Person(s) of such reasonable fees and expenses of counsel promptly after payment thereof by the Indemnified Person(s).
          In furtherance of the requirement above that fees and expenses of any separate counsel for the Indemnified Person(s) shall be reasonable, the Underwriters and the Company agree that the Indemnifying Person’s obligations to pay such fees and expenses shall be conditioned upon the following:
               (1) in case separate counsel is proposed to be retained by the Indemnified Person(s) pursuant to clause (ii) of the preceding paragraph, the Indemnified Person(s) shall in good faith fully consult with the Indemnifying Person in advance as to the selection of such counsel;
               (2) reimbursable fees and expenses of such separate counsel shall be detailed and supported in a manner reasonably acceptable to the Indemnifying Person (but nothing herein shall be deemed to require the furnishing to the Indemnifying Person of any information, including, without limitation, computer print-outs of lawyers’ daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and
               (3) the Company and the Representatives shall cooperate in monitoring and controlling the fees and expenses of separate counsel for Indemnified Person(s) for which the Indemnifying Person is liable hereunder, and the Indemnified

Person(s) shall use every reasonable effort to cause such separate counsel to minimize the duplication of activities as between themselves and counsel to the Indemnifying Person.
          The Indemnifying Person shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Indemnifying Person, but, if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees, subject to the provisions of this Section 7, to indemnify the Indemnified Person from and against any loss, damage, liability or expense by reason of such settlement or judgment. The Indemnifying Person shall not, without the prior written consent of the Indemnified Person(s), effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which indemnity has been properly sought by the Indemnified Person(s) hereunder, unless such settlement includes an unconditional release by the claimant of all Indemnified Persons from all liability with respect to claims that are the subject matter of such litigation, proceeding or claim and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.
          (d) If the indemnification provided for above in this Section 7 is unavailable to or insufficient to hold harmless an Indemnified Person under such Section 7 in respect of any losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof) referred to therein, then each Indemnifying Person under this Section 7 shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each Indemnifying Person, if any, on the one hand and the Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total discounts or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental proceedings) in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such actions, suits or proceedings (including governmental proceedings) or claims, provided that the provisions of this Section 7 have been complied with (in all material respects) in respect of any separate counsel for such Indemnified Person. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.
          The agreement with respect to contribution contained in this Section 7(d) shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Underwriter, and shall survive delivery of and payment for the Securities hereunder and any termination of this Agreement.
          8. Substitution of Underwriters. If any Underwriter under this Agreement shall fail or refuse (otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the termination of its obligations hereunder) to purchase the Securities that it had agreed to purchase at the Time of Purchase, the Representatives shall immediately notify the Company and the Representatives and the other Underwriters may, within 36 hours of the giving of such notice, determine to purchase, or to procure one or more other members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (or, if not members of the FINRA, who are foreign banks, dealers or institutions not registered under the Exchange Act and who agree in making sales to comply with the FINRA’s Conduct Rules), satisfactory to the Company, to purchase, upon the terms herein set forth, the principal amount of Securities that the defaulting Underwriter had agreed to purchase. If any non-defaulting Underwriter or Underwriters shall determine to exercise such right, the Representatives shall give written notice to the Company of such determination within 36 hours after the Company shall have received notice of any such default, and thereupon the Time of Purchase shall be postponed for such period, not exceeding three business days, as the Company shall determine. If, in the event of such a default, the Representatives shall fail to give such notice, or shall within such 36-hour period give written notice to the Company that no other Underwriter or Underwriters, or others, will exercise such right, then this Agreement may be terminated by the Company, upon like notice given to the Representatives within a further period of 36 hours. If in such case the Company shall not elect to terminate this Agreement, it shall have the right, irrespective of such default:
          (a) to require such non-defaulting Underwriters to purchase and pay for the respective principal amounts of Securities that they had severally agreed to purchase hereunder, as herein above provided, and, in addition, the principal amount of Securities that the defaulting Underwriter shall have so failed to purchase up to a principal amount thereof equal to one-ninth (1/9) of the respective principal amounts of Securities that such non-defaulting Underwriters have otherwise agreed to purchase hereunder; and/or
          (b) to procure one or more other members of the FINRA (or, if not members of the FINRA, who are foreign banks, dealers or institutions not registered under the Exchange Act and who agree in making sales to comply with the FINRA’s Conduct Rules) to purchase, upon the terms herein set forth, the principal amount of Securities that such defaulting Underwriter had agreed to purchase, or that portion thereof that the remaining Underwriters shall not be obligated to purchase pursuant to Section 8(a) hereof.
          In the event the Company shall exercise its rights under Section 8(a) hereof and/or Section 8(b) hereof, the Company shall give written notice thereof to the Representatives within such further period of 36 hours, and thereupon the Time of Purchase shall be postponed for such period, not exceeding five business days, as the Company shall determine. In the event the Company shall be entitled to but shall not elect to exercise its rights under Section 8(a) hereof and/or Section 8(b) hereof, the Company shall be deemed to have elected to terminate this Agreement.
          Any action taken by the Company under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. Termination by the Company under this Section 8 shall be without any liability on the part of the Company or any non-defaulting Underwriter.
          In the computation of any period of 36 hours referred to in this Section 8, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday that would otherwise be included in such period of time.
          9. Effectiveness and Termination of Agreement. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.
          This Agreement may be terminated at any time prior to the Time of Purchase by the Representatives if, prior to such time, any of the following events shall have occurred: (i) trading in the Company’s common stock, par value $0.01 per share, shall have been suspended by the Commission or the New York Stock Exchange (“NYSE”) or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; (iii) any material disruption of securities settlement or clearance services; or (iv) any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity, crisis or disruption in financial markets, the effect of which on the financial markets of the United States is such as to impair, in the judgment of the Representatives, the marketability of the Securities.
          If the Representatives elect to terminate this Agreement, as provided in this Section 9, the Representatives will promptly notify the Company and each other Underwriter by telephone or telecopy, confirmed by letter. If this Agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the Securities to the Underwriters as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this Agreement except as provided in Section 4(l) hereof and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement and the Underwriters shall be under no liability to the Company nor be under any liability under this Agreement to one another.

          Notwithstanding the foregoing, the provisions of Section 4(j) hereof, Section 4(k) hereof, Section 4(l) hereof, Section 7 hereof and Section 8 hereof shall survive termination of this Agreement.
          10. Notices. All notices hereunder shall, unless otherwise expressly provided, be in writing and be delivered at or mailed to the following addresses or be sent by telecopy as follows: (i) if to the Underwriters or the Representatives, to the Representatives at the address or number, as appropriate, designated in Schedule I hereto; and (ii) if to the Company, to CMS Energy Corporation, One Energy Plaza, Jackson, Michigan 49201, Attention: Executive Vice President and Chief Financial Officer (Telecopy 517-788-2186), or in any case to such other address as the person to be notified may have requested in writing.
          11. Parties in Interest. The agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company (including the directors thereof and such of the officers thereof as shall have signed the Registration Statement), and the controlling persons, if any, referred to in Section 7 hereof, and their respective successors, assigns, executors and administrators, and, except as expressly otherwise provided in Section 8 hereof, no other person shall acquire or have any right under or by virtue of this Agreement.
          12. Definition of Certain Terms. The term “Underwriters”, as used herein, shall be deemed to mean the several persons, firms or corporations named in Schedule II hereto (including the Representatives herein mentioned, if so named), and the term “Representatives”, as used herein, shall be deemed to mean the representative or representatives designated by, or in the manner authorized by, the Underwriters in Schedule I hereto, which Representatives are hereby designated. If the firm or firms listed in Schedule I hereto are the same as the firm or firms listed in Schedule II hereto, then the terms “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such firm or firms. The term “successors” as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Securities from any of the respective Underwriters.
          13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          14. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
          15. No Conflicts. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering of the Securities) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person or entity. Additionally, the Underwriters are not advising the Company or any other person or entity as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction in connection with the offering of the Securities contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

          If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and, upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours, CMS ENERGY CORPORATION
By:	/s/ Thomas J. Webb
	Name:	Thomas J. Webb
	Title:	Executive Vice President and Chief Financial Officer

Confirmed and accepted as of the date first written above:

J.P. MORGAN SECURITIES INC.
BNP PARIBAS SECURITIES CORP.
RBS SECURITIES INC.
SCOTIA CAPITAL (USA) INC.
WELLS FARGO SECURITIES, LLC
COMERICA SECURITIES, INC.
GOLDMAN, SACHS & CO.
KEYBANC CAPITAL MARKETS INC.
MITSUBISHI UFJ SECURITIES (USA), INC.
FIFTH THIRD SECURITIES, INC.
THE WILLIAMS CAPITAL GROUP, L.P.

By:	J.P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

By:	BNP PARIBAS SECURITIES CORP.

By:	/s/ Jim Turner
	Name:	Jim Turner
	Title:	Managing Director Head of Debt Capital Markets

By:	RBS SECURITIES INC.

By:	/s/ Okwudiri Onyedum
	Name:	Okwudiri Onyedum
	Title:	Senior Vice President

By:	SCOTIA CAPITAL (USA) INC.

By:	/s/ Greg Greer
	Name:	Greg Greer
	Title:	Managing Director

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn C. Hurley
	Name:	Carolyn C. Hurley
	Title:	Vice President

SCHEDULE I
J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Attention: Investment Grade Syndicate Desk
Telecopy: (212) 834-6081
BNP Paribas Securities Corp.
787 Seventh Avenue
New York, New York 10019
Attention: Syndicate Desk
Telecopy: (212) 841-3930
RBS Securities Inc.
600 Washington Blvd.
Stamford, Connecticut 06901
Attention: Debt Capital Markets Syndicate
Telecopy: (203) 873-4534
Scotia Capital (USA) Inc.
One Liberty Plaza
165 Broadway — 25th Floor
New York, New York 10006
Attention: Debt Capital Markets
Telecopy: (212) 225-6550
Wells Fargo Securities, LLC
301 S. College Street
Charlotte, North Carolina 28288
Attention: Transaction Management Department
Telecopy: (704) 383-9165

I-1

SCHEDULE II

	Principal Amount	Purchase Price
	of	of
Underwriters	Securities	Securities
J.P. Morgan Securities Inc.	$51,000,000	$50,074,860
BNP Paribas Securities Corp.	$51,000,000	$50,074,860
RBS Securities Inc.	$51,000,000	$50,074,860
Scotia Capital (USA) Inc.	$51,000,000	$50,074,860
Wells Fargo Securities, LLC	$51,000,000	$50,074,860
Comerica Securities, Inc.	$9,250,000	$9,082,205
Goldman, Sachs & Co.	$9,250,000	$9,082,205
KeyBanc Capital Markets Inc.	$9,250,000	$9,082,205
Mitsubishi UFJ Securities (USA), Inc.	$9,250,000	$9,082,205
Fifth Third Securities, Inc.	$4,000,000	$3,927,440
The Williams Capital Group, L.P.	$4,000,000	$3,927,440

Total	$300,000,000	$294,558,000

II-1

SCHEDULE III
Information Constituting Part of the Time of Sale Prospectus:
Final Term Sheet attached as Annex A hereto
Information Not Constituting Part of the Time of Sale Prospectus:
None

III-1

ANNEX A
Filed under Rule 433
File No. 333-153353
Final Term Sheet
January 11, 2010

Issuer:	CMS Energy Corporation

Security:	6.25% Senior Notes due 2020

Aggregate Principal Amount Offered:	$300,000,000

Maturity:	February 1, 2020

Annual interest rate:	6.25%

Yield to maturity:	6.326%

Spread to Treasury:	250 basis points

Benchmark Treasury security:	3.375% due November 15, 2019

Benchmark Treasury yield:	3.826%

Interest payment dates:	February 1 and August 1

First interest payment date:	August 1, 2010

Public offering price:	99.436%

Optional redemption:	Make-whole call at any time at Treasury rate plus 50 basis points

Trade date:	January 11, 2010

Settlement date:	January 14, 2010 (T+3)

Ratings:	Ba1 / BB+ / BB+ (Moody’s / S&P / Fitch) Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time

Joint Book-Running Managers:	J.P. Morgan Securities Inc. BNP Paribas Securities Corp. RBS Securities Inc. Scotia Capital (USA) Inc. Wells Fargo Securities, LLC

Co-Managers:	Comerica Securities, Inc. Goldman, Sachs & Co. KeyBanc Capital Markets Inc. Mitsubishi UFJ Securities (USA), Inc. Fifth Third Securities, Inc. The Williams Capital Group, L.P.

CUSIP/ISIN:	125896BE9 / US125896BE96
CMS Energy Corporation has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents CMS Energy Corporation has filed with the SEC for more complete information about CMS Energy Corporation and this offering.

III-A-1

You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, CMS Energy Corporation, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. collect at (212) 834-4533, BNP Paribas Securities Corp. toll-free at (800) 854-5674, RBS Securities Inc. toll-free at (866) 884-2071, Scotia Capital (USA) Inc. toll-free at (800) 372-3930 or Wells Fargo Securities, LLC toll-free at (800) 326-5897.
Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via email or another communication system.

III-A-2

EXHIBIT A
[FORM OF OPINION OF SHELLEY J. RUCKMAN, ESQ.]
1.	The Company is a duly organized, validly existing corporation in good standing under the laws of the State of Michigan.
2.	All legally required corporate proceedings in connection with the authorization, issuance and validity of the Securities and the sale of the Securities by the Company in accordance with the Underwriting Agreement have been taken; and no approval, authorization, consent or order of any governmental regulatory body is required with respect to the issuance and sale of the Securities (other than in connection with or in compliance with the provisions of the securities or blue sky laws of any state, as to which I express no opinion).
3.	The statements made in the Time of Sale Prospectus and the Prospectus under the captions “Material United States Federal Income Tax Consequences”, “Description of Securities”, “Description of the Notes” and “Underwriting” constitute summaries of legal matters or documents referred to therein and are accurate in all material respects; and the Indenture and the Securities conform as to legal matters to the descriptions thereof and to the statements in regard thereto contained in such sections of the Time of Sale Prospectus and the Prospectus.
4.	The Registration Statement was automatically effective upon filing on September 5, 2008; any required filing of each prospectus relating to the Securities (including the Prospectus) pursuant to Rule 424 under the Act has been made in compliance with and in the time periods provided by Rule 424 under the Act and all material required to be filed by the Company pursuant to Rule 433(d) under the Act has been filed with the Commission within the applicable time period prescribed for such filing by Rule 164 and Rule 433 under the Act; the Registration Statement, at the time it became effective and at the Applicable Effective Time, each of the Preliminary Prospectus and the Prospectus, at the time it was filed with the Commission pursuant to Rule 424 under the Act, and each document incorporated in each of the Preliminary Prospectus and the Prospectus as such document was originally filed pursuant to the Exchange Act (except for (i) the financial statements and schedules contained or incorporated by reference therein (including the notes thereto and the auditors’ reports thereon) and (ii) the other financial information contained or incorporated by reference therein, as to which I express no opinion), complied as to form as of their respective effective or issue dates (including, without limitation, the Applicable Effective Time) in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; and the Registration Statement has become, and at the Time of Purchase is, effective under the Act and, to the best of my knowledge after due inquiry, no proceedings for a stop order with respect thereto are threatened or pending under the Act.
5.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

6.	The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).
7.	The Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder. The Indenture is qualified under the Trust Indenture Act, and no proceedings to suspend such qualification have been instituted or, to my knowledge, threatened by the Commission.
8.	The Securities are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, assuming the due authentication thereof by the Trustee and upon payment and delivery in accordance with the Underwriting Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); and the Securities are entitled to the benefits afforded by the Indenture equally and ratably with all securities presently outstanding thereunder, and no stamp taxes in respect of the original issue thereof are payable.
9.	The issuance and sale of the Securities in accordance with the terms of the Indenture and the Underwriting Agreement do not violate the provisions of the Restated Articles of Incorporation or the Amended and Restated Bylaws of the Company, and will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party.
10.	The Company is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
11.	Except for the outstanding shares of preferred stock of Consumers Energy Company and the 7.75% Convertible Quarterly Income Preferred Securities of CMS Energy Trust I, all of the outstanding capital stock of each of Consumers Energy Company and CMS Enterprises Company is owned directly or indirectly by the Company, free and clear of any security interest, claim, lien or other encumbrance (except as disclosed in the Time of Sale Prospectus) or preemptive rights, and there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of Consumers Energy Company and CMS Enterprises Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options.
12.	The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.
13.	Nothing has come to my attention that would lead me to believe that the Registration Statement (other than (i) the operating statistics, financial statements and schedules contained or incorporated by reference therein (including the notes thereto and the auditors’ reports thereon) and (ii) the other financial or statistical information contained or incorporated by reference therein, as to which I express no opinion), at the time the Registration Statement became effective and at the Applicable Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
14.	Nothing has come to my attention that would lead me to believe that the Time of Sale Prospectus (other than (i) the operating statistics, financial statements and schedules contained or incorporated by reference therein (including the notes thereto and the auditors’ reports thereon) and (ii) the other financial or statistical information contained or incorporated by reference therein, as to which I express no opinion), as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
15.	Nothing has come to my attention that would lead me to believe that the Prospectus (other than (i) the operating statistics, financial statements and schedules contained or incorporated by reference therein (including the notes thereto and the auditors’ reports thereon) and (ii) the other financial or statistical information contained or incorporated by reference therein, as to which I express no opinion), as of its date or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT B
[FORM OF LETTER OF SIDLEY AUSTIN LLP]
We have participated in conferences with officers and other representatives of the Company, including certain of the Company’s internal counsel, the Company’s independent public accountants and representatives of and counsel to the Underwriters, during the course of which the contents of the Time of Sale Prospectus and the Prospectus and related matters were discussed. Although we are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus and have not made any independent check or verification thereof, in the course of our review and such discussions, no facts have come to our attention that have caused us to believe that (other than, in each case, the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein or excluded therefrom, as to which we express no belief):
1.	the Registration Statement, at the time the Registration Statement became effective and at the Applicable Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

2.	the Time of Sale Prospectus, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

3.	the Prospectus, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

B-1